UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 FIRST STAMFORD PLACE
STAMFORD, CT		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 595−3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 30, 2015, Cenveo, Inc. (the “Company”) entered into an amendment to the employment agreement, dated October 27, 2005, as amended, with Robert G. Burton, Sr., the Chairman of the Board of Directors and Chief Executive Officer of the Company. The amendment provides for a two-year extension of the term of the employment agreement until December 31, 2017. The employment agreement remains unchanged in all other respects.

Item 5.07.    Submission of Matters to a Vote of Security Holders

On April 30, 2015, the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held. The matters submitted to the Company’s shareholders at the Annual Meeting and the final voting results thereof were as follows:

1.	On the matter of the proposal electing six directors to serve for terms indicated in the proxy statement relating to the Annual Meeting, the final vote was as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Robert G. Burton, Sr.	35,016,479	5,118,933	15,684,056
Gerald S. Armstrong	33,313,025	6,822,387	15,684,056
Robert G. Burton, Jr.	36,117,045	4,018,367	15,684,056
Dr. Mark J. Griffin	33,312,878	6,822,534	15,684,056
Dr. Susan Herbst	36,791,544	3,343,868	15,684,056
Robert B. Obernier	33,312,664	6,822,748	15,684,056

2.	On the matter of the proposal ratifying the selection of Grant Thornton LLP by our audit committee as our independent auditors for 2015, the final vote was as follows:

Votes For	Votes Against	Abstain
54,472,063	1,327,113	20,292

3.	On the matter of the non-binding, advisory resolution approving the 2014 compensation paid to the Company’s named executive officers, the final vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,604,837	6,912,653	2,617,922	15,684,056

4.	On the matter of the re-approval of the performance goals included in the Company’s 2007 Long-Term Equity Incentive Plan, as amended to date, the final vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
34,449,019	4,006,826	1,679,567	15,684,056

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015

CENVEO, INC.

By:    s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer